SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the "Agreement" ), dated as of  March 25, 2016 by and between HempAmericana, Inc.,  a Delaware corporation, with headquarters located at 78 Reade St, Suite 4FW, New York, NY, 10007 (the "Company"), and Blackbridge Capital, LLC, a Delaware limited liability company, with its address at 450 7th Ave, Suite 609, New York, NY 10123 (the "Buyer").

WHEREAS:

A.

Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement up to Twenty Million Dollars ($20,000,000.00) of the Company’s C l a s s A common stock (the "Securities" or “Shares”), $0.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set  forth in this Agreement.

B.

The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Securities as is set forth immediately below its name on the signature pages hereto; and

NOW THEREFORE, the Company and the Buyer severally (and not jointly) hereby agree  as  follows:

1.

Purchase and Sale of Securities.

a.

Purchase of Securities, Draw Down. During the Term of this Agreement (as defined in Section 1.f. below), the Company may sell the Buyer up to $20,000,000.00 worth of shares of its class A common stock (a “Reg A Purchase”). In no event may any Reg A Purchase be in an amount that would result in the beneficial ownership of more than 9.99% of the outstanding common stock of the Company by Buyer (such calculation taking into account as the denominator for such calculation, the entire issued common stock of the Company, which includes both the Common Stock and the Class B common stock of the Company).

b.

Maximum Reg A Purchase. The maximum Reg A Purchase allowed under this Agreement shall be equal to the lesser of $250,000.00 or 200% of the average daily trading volume for the ten (10) trading days immediately preceding the Reg A Purchase Notice Date, multiplied by the lowest trading price for the Company’s Common Stock over the ten (10) trading days immediately preceding the day that the Company requests the Buyer make a Reg A Purchase. (a “Reg A Purchase Notice Date”).

c.

Form of Payment, Purchase Price. The Purchase Price for each Reg A Purchase Notice shall be equal to a price to be determined by the Buyer and the Company upon the effectiveness of the Regulation A Offering Circular.

d.

 Commitment Fee.  Upon the execution of this Agreement, the Company shall issue to Buyer a Commitment Fee of a Convertible Promissory Note in the amount of $500,000.00 (the “Note Commitment”); and $500,000.00 (the “Share Commitment”) worth of restricted shares of Common Stock (the “Commitment Shares”), calculated as follows, the “Initial Commitment Shares” means such number of shares of Common Stock (rounded up to the nearest whole share) equal to the sum of the quotient obtained by dividing (x) $500,000.00, representing the Share Commitment, by (y) 85% of the lowest trading price of the Common Stock in the ten days prior to execution of the Agreement. If, at any time during the Term of this Agreement, and upon the Regulation A Offering being qualified by the Commission, the Buyer may exchange the Commitment Shares and Commitment Note as subscription payment toward purchase of those shares offered for resale per the Reg A Offering.  In the event that Buyer elects to exchange the Commitment Shares for purchase of shares from the Reg A Offering, said shares shall be issued free of restrictive legend and will be deemed qualified shares.

In the event that the total Commitment Shares issued or to be issued to the Buyer represents more than 9.99% of the outstanding stock of the Company, the Buyer has the right to have the Commitment Shares delivered in multiple issuances. For the avoidance of doubt, all of the Commitment Shares and Commitment Note shall be fully earned as of the Closing Date, regardless of whether any Reg A Purchases are issued by the Company or settled hereunder. Buyer’s Commitment shares shall be issued in such amount to the Company such that the Company may still make sales to the Buyer under the Reg A Offering without the Buyer holding more than 9.99% of the outstanding common stock of the Company.

In the event that the Regulation A Offering is not declared Effective by the SEC within six months of the date of the this Agreement for whatever reason (the “Effective Deadline”), the Buyer will forgive and retire the Share Commitment and return the Commitment Shares to be retired by the Company. The Buyer will also automatically extinguish $300,000 worth of principal of the Note Commitment if the Regulation A Offering  is not declared effective by the Effective Deadline, effectively leaving $200,000 of principal plus accrued but unpaid interest as the Note Commitment.

e.

Closing Date. The initial Closing Date shall be the date of execution of this Agreement, at which time the Commitment Fee shall become due and payable, regardless of whether any Reg A Purchases are issued by the Company or settled hereunder (subject to Section 1.d. above). All Reg A Purchases shall be  considered subsequent Closing Dates.

f.

Term. The term of this Agreement shall expire two (2) years from the date on which the Company’s FORM 1-A Registration Statement becomes effective (the “Term”). The Company may terminate this Agreement prior to the expiration, but only if the Company must terminate this Agreement as a condition of a transaction to Up-List the Company to a higher tier of the OTC Markets, NASDAQ, or NYSE. (an “Up-Listing Transaction”) .

g.

Registration of Securities.  Buyer shall have registration rights with respect to all Securities  underlying this Agreement,  which  are  issuable  upon  the  Reg  A  Purchase  of  all $20,000,000.00 of the Company’s Common Stock. The Company shall file a Form FORM 1-A Offering Circular within four (4) months of the execution of this Agreement, in order to register all Common Shares underlying this Agreement. If such FORM 1-A Offering Circular is not filed within four (4) months of the execution of this Agreement, Buyer, in its sole discretion, may terminate this Agreement. In addition, if the FORM 1-A Offering Circular does not become effective within six (6) months from its initial filing date, Buyer may, in its sole discretion, terminate this Agreement. There shall be no cost or expense on behalf of Buyer related to the registration of the shares underlying this Agreement. The Company must ensure that the Offering Circular, once effective, remains effective at all times, not subject to any actual or threatened stop order or suspension. If the effectiveness of the Offering Circular lapses for any reason at any time, Buyer, in its sole discretion, may terminate this Agreement.

2.         Buyer's Representations and Warranties. The Buyer represents and warrants to the Company that:

a.

Investment Purpose. As of the date hereof, the Buyer is purchasing the Securities for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided , however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an Offering Circular or an exemption under the 1933 Act.

b.

Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "Accredited Investor").

c.

Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations , warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d.

Information. The Buyer and its advisors, if any, have been , and for so long as the Securities remain outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been reasonably requested by the Buyer or its advisors . The Buyer and its advisors, if any, have been, and for so long as the Securities remain outstanding will continue to be, afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representative s shall modify, amend or affect Buyer 's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk. The Buyer is not aware of any facts that may constitute a breach of any of the Company's representations and warranties made herein. The Buyer is aware that the Company’s stock currently trades on the OTC with a “stop sign,” but that the Company is taking steps with its accountant to have this sign removed by providing the OTC with updated financial information.

e.

Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

f.

Transfer or Re-sale. The Buyer understands that (i) the sale or re- sale of the Securities has not been, at the time of execution of this Agreement, registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective Offering Circular under the 1933 Act, (b) the  Buyer shall have delivered to the Company, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration , which opinion shall be accepted by the Company, subject to reasonable review and objection by Company’s counsel ,  (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) ("Regulation S"), and the Buyer shall have delivered to the Company, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company, subject to reasonable review and objection by Company’s counsel; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder ; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

g.

Legends. The Buyer understands that the Securities and, until such time as the Shares have been registered under the 1933 Act may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop- transfer order may be placed against transfer of the certificates for such Securities):

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE  HAVE  BEEN  REGISTERED  UNDER   THE SECURITIES  ACT  OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF

(A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY  THE  SECURITIES."

The legend set forth above shall be removed and the Company  shall  issue  a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions , to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company, subject to reasonable review and objection by Company’s counsel, so that the sale or transfer is effected. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Securities.

h.

Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

i.

Residency. The Buyer is a resident of the jurisdiction set forth immediately below the Buyer's name on the signature pages hereto.

3.

Representations and Warranties of the Company. The Company represents and warrants to the Buyer that, to its knowledge:

a.

Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith, which cannot be cured in a reasonable amount of time.

b.

Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Securities and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Securities by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent  or authorization of the Company, its Board of Directors, is required, (iii) this Agreement has  been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Securities, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Capitalization. As of the date hereof, the authorized capital stock of the Company consists  of:  (i) 1,892,000,000 shares  of  of Class A Common Stock,  $0.001 par  value per share,  of  which

151,560,840  shares were issued and outstanding as of March 15, 2016 and (i) 108,000,000 shares  of  Class B Common Stock,  $0.001 par  value per share,  of  which 108,000,000 shares were issued and outstanding as of March 15,2016. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non- assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the effective date of this Agreement, (i) there are no outstanding options, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders)  that will be triggered  by the  issuance  of the Securities. The Company has furnished to the Buyer true and correct copies of the Company 's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation") , the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall, upon request by the Buyer, provide the Buyer with a written  update of this representation signed  by the Company 's Chief  Executive on behalf of the Company as of the Closing Date.

c.

Issuance of Shares. The Shares are duly authorized and reserved for  issuance and, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

d.

Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Shares. The Company further acknowledges that its obligation to issue the Shares in accordance with this Agreement, and the issuance of such Shares is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

e.

No Conflicts. The execution, delivery and performance of this Agreement , the Securities by the Company and the consummation by the Company of the transaction s contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination , amendment, acceleration or cancellation of, any agreement , indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations , amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its Certificate of Incorporation , By-laws or other organizational  documents and neither the  Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment,  acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected , except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company are not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity except for such violation that would not cause a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court,  governmental agency,  regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement , the Securities in accordance with the terms hereof or thereof or to issue and sell the Securities in accordance with the terms hereof and to issue the Shares. All consents, authorizations , orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Over-the• Counter Bulletin Board (the "OTCBB") and does not reasonably anticipate that the Common Stock will be delisted by the OTCBB in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. If any Material Adverse Event takes place during the Term of this Agreement, no Reg A Purchase Notice may be delivered by Company to Buyer, and Buyer may, in its sole discretion, terminate this Agreement.

f.

SEC Documents; Financial Statements. The Company has, or once it becomes a public entity will, timely file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the  date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein , being hereinafter referred to herein as the "SEC Documents") unless not required to because of an applicable exemption. All SEC Documents of the Company are publicly available on the website http://SEC.gov. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein , in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published  rules  and regulations   of  the  SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed on Schedule 3(i), the Company has no liabilities, contingent or otherwise , other than (i) liabilities incurred in the ordinary course of business subsequent to March 15, 2016, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

g.

Absence of Certain Changes. Since the date of this Agreement, there have been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the  Company.

h.

Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. Schedule 3(h) contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company, without regard to whether it would have a Material Adverse Effect. The Company are unaware of any facts or circumstances which  might  give  rise to  any of the foregoing.

i.

Patents, Copyrights, etc. The Company owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how , trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person ; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

j.

No Materially Adverse Contracts, Etc. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. The Company is not a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

k.Certain Transactions. Except as disclosed on Schedule 3(k), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services such as consulting arrangements, or as employees, officers and directors), including any contract , agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. In addition, Company agrees that during the Term of this Agreement, it shall not enter into a similar financing arrangement with any other individual or entity.

l.

Disclosure. All information relating to or concerning the Company set forth in this Agreement and provided to the Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company 's reports filed under  the 1934 Act are being incorporated into an effective registration statement filed  by the Company under the 1933 Act).

m.

Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer ' purchase of the Securities. The Company further represents to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

n. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not  be  integrated with  any  other  issuance  of the Company's  securities  (past,  current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

o.

No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby except in accordance with this Agreement.

p.

Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except as would not cause a Material Adverse Effect (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not  in conflict with, or in default or violation of, any of the  Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since September 30, 2013, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

q.

Environmental Matters.

(i)

There are, to the Company's knowledge , with respect to the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, actlv1t1es, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and the Company has not received any notice with respect to any  of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the  manufacture, processing, distribution, use, treatment

, storage, disposal, transport or handling of Hazardous Materials , as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments , licenses, notices or notice letters, orders, permits, plans or regulations  issued, entered, promulgated or approved thereunder.

(ii)

Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company 's business.

(iii)

There are no underground storage tanks on or under any real property owned, leased  or used by the Company that are not in compliance with applicable law.

r.

Title to Property. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(t) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

s.

Internal Accounting Controls.  As is customary for a company of its size, the Company maintains  a system of  internal accounting  controls  sufficient,  in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with  management's general or specific authorizations, (ii) transactions are recorded as necessary to permit   preparation  of financial  statements in conformity with generally accepted accounting principles and to maintain asset accountability , (iii) access to assets is permitted only  in  accordance with management's general or specific authorization and  (iv)  the recorded accountability for assets is  compared with the existing assets at reasonable intervals and appropriate action is taken with respect  to any differences.

t.

Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries,  nor any director , officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution , gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

u.

Solvency. The  Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature.

v.

No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

w.

Breach of Representations and Warranties by the Company. If the Company breaches any of the representations or warranties set forth in this Section 3 that causes a Material Adverse Effect, and in addition to any other remedies available to the Buyer pursuant to this Agreement , it will be considered an  Event of default.

2.

Covenants.

a.

Best Efforts. The parties shall use their commercial best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

b.

Use of Proceeds. The Company shall use the proceeds for general working capital purposes.

c.

[Reserved].

d.

Financial Information. Upon written request the Company agrees to send or make available the following reports to the Buyer until the Buyer transfers, assigns, or sells all of the Securities (if such of the following are available): (i) within ten (10) days after the filing with the OTC Markets, a copy of its Annual Report, its Quarterly Reports, and any Current Reports; (ii) within two (2) days after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with  the  making  available or giving to the shareholders of the Company, copies of any notices or other information  the Company  makes  available  or gives to  such shareholders.

e.

Listing. The Company shall promptly secure the listing of the Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the  Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable upon future Closings. The Company will obtain and, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the OTCBB or any equivalent replacement quotation service, and will comply in all respects with the Company's reporting , filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority ("FINRA") and such exchange, as applicable. The Company shall promptly provide to the Buyer copies of any notices it receives from the OTCBB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation  systems.

f.

Corporate Existence. So long as the Buyer beneficially owns any Securities, the Company shall maintain its corporate existence.

g.

No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

h.

Breach  of   Covenants.  If  the  Company breaches any  of  the covenants set forth in this Section 4, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an event of default.

i.

Failure  to  Comply  with  the   1934 Act.   So long as the Buyer beneficially owns the Securities, the Company shall comply with the  reporting  requirements of the 1934 Act;  and the Company shall continue to be subject to the reporting requirements of the 1934 Act.

j.

Trading Activities. Neither the Buyer nor its affiliates has an open short position in the Common Stock of the Company and the Buyer agree that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock of the Company.

k.

Transfer Agent Instructions.  The Company  shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyer or its nominee, for the Shares in such amounts as specified from time to time by the Buyer to the Company (the "Irrevocable Transfer Agent  Instructions").  In the event that  the  Borrower  proposes  to replace its transfer agent, the Borrower shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or  in  certificated  form) any  certificate for Shares to be issued to the Buyer pursuant to this Agreement; and (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Shares issued to the Buyer pursuant to this Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements , if any, upon re-sale of the Securities. If the Buyer provides the Company, at the cost of the Buyer, with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer , promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer. The Company  acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

l.

Conditions to the Company's Obligation to Sell. The obligation of the Company hereunder to issue and sell the Shares to the Buyer at each  Closing is subject to the satisfaction, at or before each Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

i.

The Buyer shall have executed this Agreement and delivered the same to the Company.

ii.

The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to each Closing Date.

iii.

No litigation, statute, rule, regulation , executive order, decree, ruling or injunction shall have been enacted, entered , promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

m.

Conditions to The Buyer’s Obligation to Purchase. The obligation of the Buyer hereunder to purchase the Securities at each Closing is subject to the satisfaction, at or before each Closing Date of each of the following conditions, provided that these conditions are for the Buyer 's sole benefit and may be waived by the Buyer at any time in its sole discretion:

i.

The Company shall have executed this Agreement and delivered same to the Buyer.

ii.

The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed , satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, but not limited to certificates with respect to the Company 's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

iii.

No litigation , statute, rule, regulation , executive order, decree, ruling or injunction shall have been enacted, entered , promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

iv.

No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

vi.

The Shares shall have been authorized for quotation on the OTCBB

(or any equivalent replacement quotation service) and trading in the Common Stock on the OTCBB shall not have been suspended by the SEC, FINRA, or OTC Markets.

vii.

The Buyer shall have received an officer's certificate described in Section 3(c) above, dated as of the initial Closing Date.

viii.

The bid price of the Company’s stock via the OTC Markets online quotation system is at least $0.005 for the five days prior to a Reg A Purchase.

1.

Governing Law; Miscellaneous.

a.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the  federal  courts  located in the state of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder  and  shall not  assert  any defense  based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Buyer waive trial by jury. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule  of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any  such provision  which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence  of delivery)  to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have  been  signed  by  each party and delivered to the other party.

c.

Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d.

Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e.

Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of the Buyer.

f. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested , postage prepaid , (iii) delivered by reputable  air courier  service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where  such notice  is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be :

If to the Company, to: HempAmericana,

Inc. 78 Reade St Suite 4FW

New York, NY, 10007

If  to the Buyer:    Blackbridge Capital, LLC 450 7th Avenue, STE 609 New York, NY 10123

Each party shall provide notice to the other party of any change in address.

g.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, provided, however, the Company may assign this Agreement in the event of a change of control of the Company whereby the Company either sells a majority of its assets or a majority of the voting control of its outstanding common stock (taking into account the voting rights of both the Class A and the Class B common stock). Notwithstanding the foregoing, subject to Section 2(f), the Buyer may assign its rights hereunder to any person that purchases Securities  in  a  private transaction from the Buyer or to any of its "affiliates," as that term is defined under the 1934  Act, without the consent of the Company.

h.

Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i.

Survival. The representations and warranties of the Company  and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are  incurred.

j. Publicity. The Company, and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTCBB or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided , however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, OTCBB (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

k.

Further Assurances. Each party shall do and perform , or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l.

No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the undersigned Buyer and  the  Company  have  caused  this Agreement to be duly executed as of the date first above written.

HempAmericana, Inc.

By: Salvador Rosillo Title: CEO

Blackbridge Capital, LLC

By: Alexander Dillon Title: Managing Partner

CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS OF HEMPAMERICANA, INC.

We, the undersigned, do hereby certify that at a meeting of the Board of Directors of HempAmericana, Inc., a Delaware corporation organized under the laws of the State of Delaware (the “Corporation”), duly held on March 15, 2016 at the offices of the Corporation, which said meeting all directors of the Corporation were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to enter into the Securities Purchase Agreement March 25, 2016 (the “Agreement”), in connection with the issuance of a convertible note of the Corporation, in the aggregate principal amount of $500,000.00 (the “Note”), convertible into shares of Class A common stock, par value $0.001 per share, of the  Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note, along with an irrevocable letter agreement with Mountain Share Transfer, the Corporation’s transfer agent, with respect to the reserve of shares of Common Stock of the Corporation to be issued upon any conversion of the Note; the issuance of such shares of Common Stock in connection with a conversion  of the Note; and the indemnification of Mountain Share Transfer for all loss, liability, or expense in  carrying out the authority and direction contained in the irrevocable letter agreement (the “Letter Agreement”);

NOW, THEREFORE, BE IT:

RESOLVED, that the Corporation is hereby authorized to enter into the Agreement, the Note and the Letter Agreement which provides in pertinent part: (i) reserve shares of Common Stock of the Corporation to be issued upon any conversion of the Note; (ii) issue such shares of Common Stock in connection with a conversion of the Note (issuance upon receipt of a notice of conversion of the holder of the Note) without any further action or confirmation by the Corporation; (iii) hereby authorizes the issuance of such number of shares as will be necessary to fully convert the note under its terms and any such shares shall be considered fully paid and non-assessable at the time of their issuance and (iv) the Corporation indemnifies Mountain Share Transfer for all loss, liability, or expense in carrying out the authority and direction contained in the Letter Agreement:

RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate or proper to implement the provisions of the foregoing resolutions:

The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by- laws and the laws of the State of Delaware, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, We have hereunto set our hands as President/CEO and Members of the Board of Directors of the Corporation.

Dated:

Members of the Board: Salvador Rosillo, Director

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $500,000.00

Issue Date: March 25, 2016 Maturity Date: March 25, 2017

For good and valuable consideration, HempAmericana, Inc. a Delaware corporation (“Maker”), hereby makes and delivers this Promissory Note (this “Note”) in favor of Blackbridge Capital, LLC, or its assigns (“Holder”), and hereby agrees as follows:

ARTICLE I. PRINCIPAL AND INTEREST

Section 1.1 For value received, Maker promises to pay to Holder at such place as Holder or its assigns may designate in writing, in currently available funds of the United States, the principal sum of Five Hundred Thousand, Dollars. Maker’s obligation under this Note shall accrue interest at the rate of Five percent (5.0%) per annum from the date hereof until paid in full. Interest shall be computed on the basis of a 365-day year or 366-day year, as applicable, and actual days lapsed. Accrual of interest shall commence on the first business day to occur after the Issue Date and  continue until payment in full of the principal sum has been made or duly provided for.

Section 1.2

a.

All payments shall be applied first to interest, then to principal and shall be credited to the Maker's account on the date that such payment is physically received by the Holder.

b.

All principal and accrued interest then outstanding shall be due and payable by the Maker to the Holder on or before March 25, 2017 (the “Maturity Date”).

c.Maker shall have no right to prepay all or any part of the principal under this Note.

d.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Maker and will not impose personal liability upon the holder thereof.

e.

In the event the Company is unable to pay back the Note in cash, the Holder may elect to convert the note into shares pursuant to its right under Section 2.1

Section 1.3

This Note is issued as the Commitment Fee pursuant to Section 1. f of Securities Purchase Agreement dated March 25, 2016, and attached below.

ARTICLE II.

CONVERSION RIGHTS; CONVERSION PRICE

Section 2.1

Conversion. The Holder or its assigns shall have the right, from time to time, commencing on the Issuance Date of this Note, to convert any part of the outstanding interest or Principal Amount of this Note into fully paid and non-assessable shares of Class A Common Stock of the Maker (the “Conversion Stock”) at the Conversion Price determined as provided herein. Promptly after delivery to Maker of a Notice of Conversion of Convertible Note in the form attached hereto as Exhibit 1, properly completed and duly executed by the Holder or its assigns (a “Conversion Notice”), the Maker shall issue and deliver to or upon the order of the Holder that number of shares of C l a s s A Common Stock for the that portion of this Note to be converted as shall be determined in accordance herewith.

No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given (the “Conversion Date”) shall be deemed to be the date on which the Holder faxes or emails the Notice of Conversion duly executed to the Maker. Certificates representing C l a s s A Common Stock upon conversion will be delivered to the Holder within two (2) trading days from the date the Notice of Conversion is delivered to the Maker. Delivery of shares upon conversion shall be made to the address specified by the Holder or its assigns in the Notice of Conversion.

Section 2.2. Conversion Price. Upon any conversion of this Note, the Conversion Price shall equal to Eighty Percent (80%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price.

On the date that a Conversion Notice is delivered to Holder, the Company shall deliver an estimated number of shares (“Estimated Shares”) to Holder’s brokerage account equal to the Conversion Amount divided by the product of (i) Eighty Percent (80%) and (ii) the lowest trading price in the twenty trading days prior to the day the Holder requests conversion.

The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). If at any time, one or multiple times, during the Valuation Period the sum of Estimated Shares and Additional Shares already delivered to Holder is less than the Notice Shares, the company must immediately deliver enough shares equal to the difference (“Additional Shares”). A Conversion Amount will not be considered fully converted until the end of the Valuation Period for that Conversion Amount, as decreases in the Conversion Price would require the issuance of more Additional Shares, and thereby the issuance of more Notice Shares.

“Trading Price” means, for any security as of any date, any trading price on the OTC Bulletin Board, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. “Trading Day” shall mean any day on which the Class A Common Stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Class A Common Stock is then being traded.

Section 2.3.

Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Maker shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Maker is not the surviving corporation or where there is a change in or distribution with respect to the Class A Common Stock of the Maker), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of Class A Common Stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of Class A Common Stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of C l a s s A Common Stock of the Maker, then Holder shall have the right thereafter to receive, upon conversion of this Note, the number of shares of common stock of the successor or acquiring corporation or of the Maker, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of C l a s s A Common Stock into which this Note is convertible immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Maker) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Note to be performed and observed by the Maker and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Maker) in order to provide for adjustments of the number of shares of Class A Common Stock into which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2.3(a). For purposes of this Section 2.3(a), “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 2.3(a) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

Section 2.4. Restrictions on Securities. This Note has been issued by the Maker pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Act”). None of this Note or the shares of Class A Common Stock issuable upon conversion of this Note may be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Maker shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Maker) to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate for shares of share of Class A Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the applicable legend, shall  bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Upon the request of a holder of a certificate representing any shares of Class A Common Stock issuable upon conversion of this Note, the Maker shall remove the foregoing legend from the certificate or issue to such Holder a new certificate free of any transfer legend, if (a) with such request, the Maker shall have received an opinion of counsel, reasonably satisfactory to the Maker in form, substance and scope, to the effect that any such legend may be removed from such certificate or

(b)

a registration statement under the Act covering such securities is in effect.

Section 2.5. Reservation of Common Stock.

(a)

The Maker covenants that during the period the Note is outstanding, it will reserve from its authorized and unissued Class A Common Stock a sufficient number of shares to provide for the issuance of Class A Common Stock of the Maker upon the Conversion of the Note. The Maker further covenants that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Class A Common Stock of the Maker issuable upon the conversion of this Note. The Maker will take all such reasonable action as may be necessary to assure that such shares of Class A Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTCBulletin Board (or such other principal market upon which the Class A Common Stock of the Maker may be listed or quoted).

(b)

The Maker shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Maker will (a) not increase the par value of any shares of Class A Common Stock issuable upon the conversion of this Note above the amount payable therefor upon such conversion immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Maker may validly and legally issue fully paid and non-assessable shares of Class A Common Stock upon the conversion of this Note, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Maker to perform its obligations under this Note.

(c)

Upon the request of Holder, the Maker will at any time during the period this Note is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Note and the obligations of the Maker hereunder.

(d)

Before taking any action which would cause an adjustment reducing the current Conversion Price below the then par value, if any, of the shares of Class A Common Stock issuable upon conversion of the Notes, the Maker shall take any corporate action which may be necessary in order that the Maker may validly and legally issue fully paid and non- assessable shares of such Class A Common Stock at such adjusted Conversion Price.

(e)

Before taking any action which would result in an adjustment in the number of shares of Class A Common Stock into which this Note is convertible or in the Conversion Price, the Maker shall obtain all such authorizations or exemptions thereof, or consents thereto, as  may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(f)

If at any time the Maker does not have a sufficient number of authorized and available shares of Class A Common Stock for issuance upon conversion of the Note, then the  Maker shall call and hold a special meeting of its stockholders within forty-five (45) days of that time for the sole purpose of increasing the number of authorized shares of Class A Common Stock.

Section 2.6.  Maximum Conversion.

The Holder shall not be entitled to convert on a Conversion Date that amount of the Notes in connection with that number of shares of Class A Common Stock which would be in excess of the sum of (i) the number of shares of Class A Common Stock beneficially owned by the Holder and its affiliates on Conversation Date, and (ii) the number of shares of Class A Common Stock issuable upon the conversion of the  Notes with respect to  which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its Affiliates of more than 9.99% of the outstanding shares of Class A Common Stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

Section 2.7.  Exchange for Qualified Offering Shares.

If, at any time during the term of this Note, Borrower chooses to file an offering under Form 1-A with the Commission (“Reg A Offering”) and such is qualified by the Commission, Holder may exchange the Note as subscription payment toward purchase of those shares offered for resale per the Reg A Offering. In the event that Holder elects to exchange the note for purchase of shares from the Reg A Offering, said shares shall be issued free of restrictive legend and will be deemed qualified shares.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.1. The Holder represents and warrants to the Maker:

(a) The Holder of this Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the Class A Common Stock issuable upon conversion hereof except under circumstances that will not result in a violation of the Act or any application state securities laws or similar laws relating to  the sale of securities;

(b)

That Holder understands that none of this Note or the Class ACommon Stock issuable upon conversion hereof have been registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions from the registration provisions of the Act and any continued reliance on such exemption is predicated on the representations of the Holder set forth herein;

(c)

Holder (i) has adequate means of providing for his current needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in this Note for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to Holder’s net worth, and Holder’s investment in this Note will not cause such overall commitment to become excessive;

(d)

Holder is an “accredited investor” (as defined in Regulation D promulgated under the Act) and the Holder’s total investment in this Note does not exceed 10% of the Holder’s net worth; and

(e)

Holder recognizes that an investment in the Maker involves significant risks and only investors who can afford the loss of their entire investment should consider investing in the Maker and this Note.

Section 3.2

The Maker represents and warrants to Holder:

Organization and Qualification. The Maker and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Maker and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Maker or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Maker owns, directly or indirectly, any equity or other ownership interest.

Authorization; Enforcement. (i) The Maker has all requisite corporate power and authority to enter into and perform this Note and to consummate the transactions contemplated hereby and thereby and to issue the Class A Common Stock, in accordance with the terms hereof, (ii) the execution and delivery of this Note by the Maker and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note and the issuance and reservation for issuance of the Class A Common Stock issuable upon conversion or exercise hereof) have been duly authorized by the Maker’s Board of Directors and no further consent or authorization of the Maker, its Board of Directors, or its shareholders is required, (iii) this Note has been duly executed and delivered by the Maker by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Note and the other documents executed in connection herewith and bind the Maker accordingly, and (iv) this Note constitutes, a legal, valid and binding obligation of the Maker enforceable against the  Maker in accordance with its terms.

Issuance of Shares. The Conversion Shares are duly authorized and reserved for issuance and, upon conversion of the Note in accordance with its respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Maker and will not impose personal liability upon the holder thereof.

Acknowledgment of Dilution. The Maker understands and acknowledges the potentially dilutive effect to the Class A Common Stock upon the issuance of the Conversion Shares upon conversion of this Note. The Maker further acknowledges that its obligation to issue Conversion Shares upon conversion of this Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Maker.

ARTICLE IV.

EVENTS OF DEFAULT

Section 4.1.

Default.  The following events shall be defaults under this Note: (“Events of Default”):

(a)

default in the due and punctual payment of all or any part of any payment of interest or the Principal Amount as and when such amount or such part thereof shall become due and payable hereunder; or

(b)

failure on the part of the Maker duly to observe or perform in all material respects any of the covenants or agreements on the part of the Maker contained herein (other than those covered by clause (a) above) for a period of 5 business days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Maker remedy the same, shall have been given by the Holder by registered or certified mail, return receipt requested, to the Maker; or

(c)

any representation, warranty or statement of fact made by the Maker herein when made or deemed to have been made, false or misleading in any material respect; provided, however, that such failure shall not result in an Event of Default to the extent it is corrected by the Maker within a period of 5 business days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Maker remedy same, shall have been given by the Holder by registered or certified mail, return receipt requested; or

(d) any of the following actions by the Maker pursuant to or within the meaning title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, the “Bankruptcy Law”): (A) commencement of a voluntary case or proceeding, (B) consent to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (each, a “Custodian”), of it or for all or substantially all of its property, (D) a general assignment for the benefit of its creditors, or (E) admission in writing its inability to pay its debts as the same become due; or

(e)

entry by a court of competent jurisdiction of an order or decree under any Bankruptcy Law that: (A) is for relief against the Maker in an involuntary case, (B) appoints a Custodian of the Maker or for all or substantially all of the property of the Maker, or (C) orders the liquidation of the Maker, and such order or decree remains unstayed and in effect for 60 days.

Section 4.2. Remedies Upon Default. Upon the occurrence of an event of default by Maker under this Note or at any time before default when the Holder reasonably feels insecure, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:

a.

Accelerate the time for payment of all amounts payable under this Note by written notice thereof to Maker, whereupon all such amounts shall be immediately due and payable.

b.

Pursue any other rights or remedies available to Holder at law or in equity.

Notwithstanding the foregoing or any other term of this Note, the Holder may not force the Maker into any involuntary bankruptcy proceeding by reason of Maker’s inability to make payments on this Note. Holder expressly waives any right it may have in law or equity to force Maker into any such involuntary bankruptcy proceeding for any reason.

Section 4.3. Payment of Costs. The Maker shall reimburse the Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys’ fees and disbursement and court costs, incurred by the Holder in collecting or otherwise enforcing this Note or in attempting to collect or enforce this Note.

Section 4.4. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.  No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy available to Holder under applicable law, and every such right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

Section 4.5. Waiver of Past Defaults.  The Holder may waive any past default or Event of Default hereunder and its consequences but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 4.6. Waiver of Presentment etc. The Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein.

ARTICLE V. MISCELLANEOUS

Section 5.1. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be 450 7th Ave. Suite 609, New York, NY 10123; and the address of the Maker shall be 78 Reade St, Suite 4FW, New York, NY, 10007. Both the Holder or its assigns and the Maker may change the address for service by delivery of written notice to the other as herein provided.

Section 5.2. Amendment. This Note and any provision hereof may be amended only by an instrument in writing signed by the Maker and the Holder.

Section 5.3. Assignability. This Note shall be binding upon the Maker and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Note shall only be transferable in whole subject to the restrictions contained in the restrictive legend on the first page of this Note.

Section 5.4. Governing Law. This Note shall be governed by the internal laws of the State of New York, without regard to conflicts of laws principles.

Section 5.5. Replacement of Note. The Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver a new Note of like tenor.

Section 5.6. This Note shall not entitle the Holder to any of the rights of a stockholder of the Maker, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholder or any other proceedings of the Maker, unless and to the extent converted into shares of Class A Common Stock in accordance with the terms hereof.

Section 5.7. Severability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 5.8. Headings. The headings of the sections of this Note are inserted for convenience only and do not affect the meaning of such section.

Section 5.9. Counterparts. This Note may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute one instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Maker as executed this Note as of the date first written above.

HempAmericana, Inc.

By: Salvador Rosillo Its: CEO

Acknowledged and Agreed: Blackbridge Capital, LLC.

By: Alexander Dillon Its:  Managing Partner

EXHIBIT 1 CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO:

The undersigned  hereby  irrevocably elects to convert US$

of the Principal Amount of the above Note into Shares of Class A Common Stock of HempAmericana, Inc., according to the conditions stated therein, as of the Conversion Date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Maker in accordance therewith. No fee will be charged to the Holder for any  conversion, except for such transfer taxes, if any.

Conversion Date:

Applicable Conversion Price:  $

Signature: Name: Address:

Tax I.D. or Soc. Sec. No: Principal Amount to be converted:

US$

Amount of Note unconverted:

US$

Number of shares of Class A Common Stock to be issued:

Attach Equity Purchase Agreement Here

HempAmericana, Inc. 78 Reade St

Suite 4FW

New York, NY, 10007

The undersigned, Salvador Rosillo, is the duly elected Chief Executive Officer of HempAmericana, Inc., a Delaware corporation (the “Company”).

I hereby warrant and represent that I have undertaken a complete and thorough review of the Company’s corporate and financial books and records including, but not limited to the Company’s records relating to the following:

(A)

the certain convertible note (“Original Note”) dated March 25, 2016 (the “Original Note Issuance Date”) to Blackbridge Capital, LLC (the “Investor”) by the Company in the original principal amount of Fifty Thousand, Dollars ($500,000.00), and issued pursuant to the Securities Purchase Agreement dated March 25, 2016 is a valid debt and current outstanding obligation of the Company

(B)

the Company’s Board of Directors duly approved the issuance of the Original Note to the Blackbridge Capital, LLC.

(C)

the Company’s Board of Directors duly approved the terms of the Securities Purchase Agreement between HempAmericana, Inc. and Blackbridge Capital, LLC, dated March 25, 2016 and of the Original Note that is a fee of that agreement

(D)

The Company’s officers and directors have not entered into or given any commitment contemplating the receipt or acceptance of any said consideration arising out of or relating to the issuance of the Original Note.

(E)

To my best knowledge and after completing the aforementioned review of the Company’s shareholder and corporate records, I am able to certify that Blackbridge Capital, LLC and its partners and management are not officers, directors, or directly or indirectly, ten percent (10.00%) or more stockholders of the Company and none of said persons have had any such status in the one hundred fifty (150) days immediately preceding the date of this Certificate.

(F)

I understand the constraints imposed under Rule 144 on those persons who are or may be deemed to be “affiliates,” as that term is defined in Rule 144(a)(1) of the 1933 Act.

(G)

I understand that all of the representations set forth in this Certificate will be relied upon by counsel to Blackbridge Capital, LLC in connection with the preparation of a legal opinion claiming the exemption provided by Rule 144 of the Securities Act of 1933, as amended.

I hereby affix my signature to this Notarized Certificate and hereby confirm the accuracy of the statements made herein.

Signed:

Name:  Salvador Rosillo Title: CEO

Date:

UNANIMOUS WRITTEN CONSENT OF DIRECTORS OF HEMPAMERICANA, INC.

THE UNDERSIGNED, being all the members of the Board of Directors of HempAmericana, Inc., a Delaware corporation (the “Corporation”), in order to obviate the necessity of holding a meeting, hereby waive the calling and holding of a meeting of the Board of Directors of the Corporation and approve the following resolutions by unanimous vote of all the members of the Board of Directors of the Corporation, and direct that the same be filed with the records of the Corporation:

WHEREAS, the Corporation is and will be in the future in need of funds and it is in the best interests of this Corporation to allow the assignment of a certain Convertible Notes as described herein;

NOW, THEREFORE, BE IT RESOLVED, that the Corporation is authorized to execute Securities Purchase Agreement dated March 25, 2016, authorizing the Regulation A Stock Purchase, as well as the

$500,000.00 Convertible Note issued and $500,000.00 restricted shares of Class A Common Stock, that come with registration rights and will be registered in the FORM 1-A Offering Circular as a fee for the Security Purchase Agreement between HempAmericana, Inc. and Blackbridge Capital LLC.

FURTHER RESOLVED, that the Officer of this Corporation be and hereby is authorized and directed to execute, and to issue a Convertible Promissory Note to Blackbridge Capital, LLC in the principal amount of $500,000.00 in such form, substance and content as may be necessary, said Officer’s execution and delivery thereof on behalf of this Corporation to be conclusive evidence of said Officer’s approval; and

FURTHER RESOLVED, that the Officer is hereby authorized to do such further acts and things and execute any and all documents and instruments, both original and amendatory, of every kind and character on behalf of the Corporation as may be necessary or appropriate, in said Officer’s judgment, to carry out the terms of the aforementioned Assignment and Assumption Agreement and carry out the purpose of these Resolutions; and

FURTHER RESOLVED, that any indebtedness heretofore contracted and any contracts, agreements or notes heretofore made with the Purchaser on behalf of this Corporation and all acts of the Officer or of other officers or agents of this Corporation in connection with such indebtedness or such contracts, agreements or notes are hereby ratified and confirmed; and

FURTHER RESOLVED, that the shares of Class A Common Stock underlying the Note when issued upon conversion of the Note, shall be fully paid, validly issued and non- assessable.

This Unanimous Written Consent of Directors may be executed in any number of counterparts, and it shall not be necessary that the signatures of all Directors be contained on any one counterpart hereof, each counterpart shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

Signature Page to follow

IN WITNESS WHEREOF, we have caused this instrument to be duly executed this 15th  day of March, 2016.

, Director

, Director

, Director

HempAmericana, Inc. 78 Reade St

Suite 4FW

New York, NY, 10007

VIA Email

March 25, 2016

,

To Whom It May Concern:

You are instructed as Transfer Agent of our Class A Common Stock to issue an aggregate shares of the Company’s Restricted Class A Common Stock to the following entities and individuals respectively,  listed on Exhibit A.

Please call to confirm delivery options prior to issuing the shares by mail, express shipment, or electronic deposit.

If you require anything further to process these issuances, please let me know. Salvador Rosillo

CEO

Exhibit A

Recipient	Number of Shares
Blackbridge Capital, LLC 450 7th Ave. Suite 601 New York, NY 10123 EIN 46-1044853
Price/Share

Value Received
Commitment Fee

Send Via US Mail To: Blackbridge Capital 450 7th Ave. Suite 601 New York, NY 10123

HempAmericana, Inc.

78 Reade St Suite 4FW

New York, NY, 10007

March 25, 2016

To Whom It May Concern:

Please be advised that the                shares of Class A Common Stock (“Stock”) of

HempAmericana, Inc. (the “Company”) registered in the name of Blackbridge Capital, LLC (the “Investor”) are validly issued, restricted, fully-paid, and non-assemble in accordance with the Securities Purchase Agreement/ Convertible Note dated [   ], 2016 between HempAmericana, Inc. and Blackbridge Capital, LLC. It is understood that neither the Company nor the transfer agent,

, will take any action to cancel or encumber the Stock. The company hereby indemnifies and hold harmless the Investor and any brokerage and/or clearing firm working with the investor against any all claims with respect to the Stock and any reliance on the preceding sentence. These Shares are clear of any encumbrances.

Sincerely,

Salvador Rosillo CEO

Schedule 3 (k)

864 Inc., a Delaware corporation, is owned and controlled by Salvador Rosillo, the

 Company’s chief executive o fficer. 864 Inc. owns all the Class B common stock of the

 Company in exchange for control related services to the Company.

Schedule 3(t)

HempAmericana.com is owned by Salvador Rosillo